Exhibit 99

News Announcement	For Immediate Release

For further information contact:
Douglas Bruggeman	Joseph N. Jaffoni/David Collins
Chief Financial Officer	Jaffoni & Collins Incorporated
937/276-3931	212/835-8500 or rsc@jcir.com

REX REPORTS Q4 INCOME FROM CONTINUING
OPERATIONS OF $0.54 PER DILUTED SHARE

- Reports Fiscal 2009 Fourth Quarter Net Income Attributable to
Common Shareholders of $7.3 Million or $0.75 Per Diluted Share -

- Plans to Change Company Name to REX American Resources Corporation
Subject to Shareholder Approval -

Dayton, Ohio (April 15, 2010) – REX Stores Corporation (NYSE: RSC) today announced financial results for its fiscal 2009 fourth quarter (“Q4 ‘09”) ended January 31, 2010. REX will host a conference call and webcast today at 11:00 a.m. ET to review the results:

Conference Call Dial-In:	212/231-2915

Webcast / Replay URL:	www.rextv.com/Corp/Page4.aspx
The webcast will be available for replay for 30 days

REX plans to change the Company’s name to REX American Resources Corporation and its stock trading symbol to “REX.” The name change will be subject to shareholder approval at REX’s Annual Meeting on June 9 and, if approved, the symbol change will occur thereafter.

Summary Consolidated Operating Results and Balance Sheet Review

REX reported net sales and revenue of $77.2 million in Q4 ‘09 compared with net sales and revenue of $19.9 million in Q4 ‘08. For Q4 ‘09, REX recorded income from continuing operations before income taxes and non-controlling interests of $13.2 million compared with a $5.3 million loss in the comparable prior year period. The pre-tax income from continuing operations is inclusive of a $0.9 million and $4.3 million loss on derivative financial instruments in Q4 ‘09 and Q4 ‘08, respectively. In the quarter ended January 31, 2010, REX generated income from continuing operations net of taxes and non-controlling interests of $5.2 million, or $0.54 per diluted share, compared with a loss net of taxes and non-controlling interests of $2.5 million, or $0.26 per diluted share, in the comparable prior year period.

For Q4 ‘09 REX generated net income attributable to common shareholders of $7.3 million, or $0.75 per diluted share, versus a net loss attributable to common shareholders of $5.4 million, or a $0.57 per diluted share loss, in Q4 ‘08. Per share results are based on 9,707,000 and 9,516,000 diluted weighted average shares outstanding for the Q4 ‘09 and Q4 ‘08 quarters, respectively.

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REX Reports Fiscal 2009 Fourth Quarter Results, 4/15/10	page 2

REX reported fiscal 2009 net sales and revenue of $170.3 million compared with net sales and revenue of $68.6 million in fiscal 2008. For fiscal 2009 REX generated net income attributable to common shareholders of $8.6 million, or $0.91 per diluted share, versus a net loss attributable to common shareholders of $3.3 million, or a $0.32 per diluted share loss, in fiscal 2008. Per share results are based on 9,551,000 and 10,170,000 diluted weighted average shares outstanding for the fiscal 2009 and fiscal 2008, respectively.

At January 31, 2010, REX had cash and cash equivalents of $100.4 million, including $82.5 million of cash at the parent company (exclusive of approximately $17.9 million of cash at consolidated ethanol production facilities), compared with cash and cash equivalents of $92.0 million at January 31, 2009 including $90.0 million of cash at the parent company (exclusive of approximately $2.0 million of cash at consolidated ethanol production facilities).

REX repurchased 597,000 shares and 62,000 shares of its common stock in open market transactions in fiscal 2009 and Q4 ‘09, respectively. Reflecting its current repurchase authorization, REX is presently authorized to repurchase up to 481,000 shares of its common stock.

Segment Income Statement Data

REX’s financial results primarily reflect its interests in six ethanol production facilities, including the consolidation of its investments in two ethanol affiliates, Levelland Hockley County Ethanol, LLC (“Levelland Hockley”) and One Earth Energy, LLC (“One Earth”).

At January 31, 2010, REX had lease or sub-lease agreements, as landlord for all or parts of 10 former retail store locations (including one property that REX leases and sub-leases). REX also has 31 former retail stores and one former distribution center that were vacant at January 31, 2010 which it is marketing to lease or sell. In addition one former distribution center is partially leased, partially occupied for the REX corporate office and partially vacant. The Q4 ‘09 real estate revenue reflects rental income derived from these sites.

REX exited its retail operations earlier in fiscal 2009 and the retail operations results are classified as discontinued operations. Certain amounts differ from those previously reported as a result of retail operations and certain real estate assets being reclassified as discontinued operations.

In Q4 ‘09 REX recorded $0.8 million of income from discontinued operations, net of tax compared with a $3.0 million loss from discontinued operations, net of tax in Q4‘08. In Q4 ‘09 REX recorded $1.3 million of income, net of tax related to gains on the disposal of discontinued operations, primarily related to the disposal of three properties formerly used in its retail operations compared with $0.1 million of income, net of tax related to the disposal of discontinued operations in the same period last fiscal year.

The table below summarizes net sales and revenue from REX’s alternative energy and real estate segments and income (loss) from continuing operations for the three and twelve month periods ended January 31, 2010 and January 31, 2009.

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REX Reports Fiscal 2009 Fourth Quarter Results, 4/15/10	page 3

	Three Months Ended		Twelve Months Ended
($in thousands)	January 31,		January 31,
	2010	2009	2010	2009

Net sales and revenue:
Alternative energy (1)	$76,879	$19,755	$169,175	$68,223
Real estate	295	111	1,089	415

Total net sales and revenues	$77,174	$19,866	$170,264	$68,638

Segment gross profit (loss):
Alternative energy (1)	$14,691	$2,560	$21,923	$807
Real estate	(1,806)	111	(2,190)	398

Total gross profit	$12,885	$2,671	$19,733	$1,205

Segment profit (loss):
Alternative energy (1)	$15,604	$(5,223)	$17,811	$(8,992)
Real estate	(1,877)	50	(2,373)	116
Corporate expense	(491)	(438)	(1,721)	(2,038)
Interest expense	(59)	(96)	(369)	(387)
Interest income	33	433	263	1,788
Income from synthetic fuel investments	—	—	—	691

Income (loss) from continuing operations before income taxes and non-controlling interests	$13,210	$(5,274)	$13,611	$(8,822)

(1)	Includes results attributable to non-controlling interest of approximately 44% for Levelland Hockley and 26% for One Earth Energy.

Supplemental Data Related to REX’s Alternative Energy Interests

At January 31, 2010 REX had interests in the following ethanol production facilities:

Entity	REX’s Capital Investment ($ in millions)	REX’s Ownership Interest	Debt Investment ($ in millions)	Production Nameplate Capacity (millions of gallons)	Contingent Commitment ($ in millions)

Levelland Hockley County Ethanol, LLC	$16.5	56%	$6.3	40	$1.5
Patriot Renewable Fuels, LLC	$16.0	23%	$1.0	100	—
One Earth Energy, LLC	$50.8	74%	—	100	—
Big River Resources, LLC-W. Burlington		10%	—	92	—
Big River Resources, LLC-Galva	$20.0	10%	—	100	—
Big River United Energy, LLC (Dyersville) (1)		5%	—	100	—

(1)

In August 2009, Big River Resources acquired a 50.5% interest in an ethanol production facility in Dyersville, Iowa. Reflecting REX’s 10% ownership interest in Big River Resources, LLC, REX has an ownership interest in this entity.

The following table summarizes select data related to the Company’s alternative energy interests:

($ in thousands)	Three Months Ended January 31,				Twelve Months Ended January 31,
	2010		2009		2010		2009

Sales of Products:
Alternative Energy Segment
Ethanol	$65,335	85%	$15,633	79%	$140,443	83%	$55,989	82%
Dried distiller grains	9,314	12%	1,839	10%	20,223	12%	6,478	10%
Wet distiller grains	2,092	3%	2,127	11%	7,953	5%	5,449	8%
Other	138	—%	156	—%	556	—%	307	—%

TOTAL ALTERNATIVE ENERGY SALES	$76,879	100%	$19,755	100%	$169,175	100%	$68,223	100%

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REX Reports Fiscal 2009 Fourth Quarter Results, 4/15/10	page 4

The following table summarizes selected operating data from Levelland Hockley and One Earth, the Company’s consolidated ethanol production facilities:

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2010	2009	2010	2009

Average selling price per gallon of ethanol	$1.80	$1.79	$1.68	$2.14
Average selling price per ton of dried distiller grains	$111.16	$170.93	$112.29	$180.42
Average selling price per ton of wet distiller grains	$31.26	$54.24	$41.53	$51.74
Average cost per bushel of grain	$3.53	$3.81	$3.58	$4.82
Average cost of natural gas (per mmbtu)	$4.42	$6.64	$4.28	$9.01

This news announcement contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as “may,” “expect,” “believe,” “estimate,” “anticipate” or “continue” or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include the risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission and include among other things: the impact of legislative changes, the price volatility and availability of corn, sorghum, dried distiller grains, ethanol, gasoline and natural gas, ethanol plants operating efficiently and according to forecasts and projections, changes in the national or regional economies, weather, the effects of terrorism or acts of war, changes in real estate market conditions and the impact of Internal Revenue Service audits. The Company does not intend to update publicly any forward-looking statements except as required by law.

-tables follow-

REX Reports Fiscal 2009 Fourth Quarter Results, 4/15/10	page 5

REX STORES CORPORATION AND SUBSIDIARIES
Consolidated Condensed Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three Months Ended		Twelve Months Ended
	January 31,		January 31,
	2010	2009	2010	2009

Net sales and revenue	$77,174	$19,866	$170,264	$68,638
Costs of sales	64,289	17,195	150,531	67,433

Gross profit	12,885	2,671	19,733	1,205
Selling, general and administrative expenses	(2,210)	(867)	(6,025)	(6,640)
Interest income	89	438	445	2,044
Interest expense	(1,494)	(1,117)	(4,741)	(3,174)
Other income	(18)	—	748	—
Loss on early termination of debt	—	—	(89)	—
Equity in income of unconsolidated ethanol affiliates	4,883	(2,117)	6,027	849
Income from synthetic fuel investments	—	—	—	691
Losses on derivative financial instruments	(925)	(4,282)	(2,487)	(3,797)

Income (loss) from continuing operations before income taxes, and non-controlling interests	13,210	(5,274)	13,611	(8,822)
(Provision) benefit for income taxes	(4,274)	2,049	(4,553)	2,747

Income (loss) from continuing operations including non-controlling interests	8,936	(3,225)	9,058	(6,075)
Income (loss) from discontinued operations, net of tax	791	(3,014)	2,120	(2,176)
Gains on disposal of discontinued operations, net of tax	1,251	135	1,374	1,798

Net income (loss) including non-controlling interests	10,978	(6,104)	12,552	(6,453)
Net (income) loss attributable to non-controlling interests	(3,705)	725	(3,900)	3,156

Net income (loss) attributable to REX common shareholders	$7,273	$(5,379)	$8,652	$(3,297)

Weighted average shares outstanding - basic	9,326	9,516	9,254	10,170

Basic income (loss) per share from continuing operations*	$0.56	$(0.26)	$0.55	$(0.29)
Basic income (loss) per share from discontinued operations*	0.09	(0.32)	0.23	(0.21)
Basic income per share on disposal of discontinued operations*	0.13	0.01	0.15	0.18

Basic net income (loss) per share attributable to REX common shareholders	$0.78	$(0.57)	$0.93	$(0.32)

Weighted average shares outstanding – diluted	9,707	9,516	9,551	10,170

Diluted income (loss) per share from continuing operations*	$0.54	$(0.26)	$0.54	$(0.29)
Diluted income (loss) per share from discontinued operations*	0.08	(0.32)	0.22	(0.21)
Diluted income per share on disposal of discontinued operations*	0.13	0.01	0.15	0.18

Diluted net income (loss) per share attributable to REX common shareholders	$0.75	$(0.57)	$0.91	$(0.32)

*  Attributable to REX common shareholders

Amounts differ from those previously reported as a result of retail operations and certain real estate assets being reclassified as discontinued operations.

- balance sheet follows -

REX Reports Fiscal 2009 Fourth Quarter Results, 4/15/10	page 6

REX STORES CORPORATION AND SUBSIDIARIES
Consolidated Condensed Balance Sheets
(in thousands) Unaudited

	January 31, 2010	January 31, 2009	January 31, 2008

ASSETS
Current assets:
Cash and cash equivalents	$100,398	$91,991	$127,716
Accounts receivable-net	9,123	4,197	1,877
Inventory-net	8,698	24,374	49,933
Refundable income taxes	12,813	7,790	1,522
Prepaid expenses and other	2,691	1,063	1,543
Deferred taxes-net	6,375	13,230	10,599

Total current assets	140,098	142,645	193,190
Property and equipment-net	246,874	235,454	136,505
Other assets	8,880	12,414	14,803
Goodwill	—	—	1,322
Deferred taxes-net	8,468	18,697	21,929
Equity method investments	44,071	38,861	38,748
Investment in debt instruments	1,014	933	—
Restricted investments	2,100	2,284	2,481

Total assets	$451,505	$451,288	$408,978

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities:
Current portion of long-term debt and capital lease obligations-alternative energy	$12,935	$5,898	$1,790
Current portion of long-term debt-other	371	1,576	2,311
Accounts payable - trade	6,976	24,917	27,253
Deferred income - extended warranties	7,818	11,952	14,448
Accrued restructuring charges	511	4,171	—
Deferred gain on sale and leaseback	—	1,558	1,436
Derivative financial instruments	1,829	1,996	293
Accrued real estate taxes	2,968	1,002	709
Other current liabilities	5,442	5,199	12,908

Total current liabilities	38,850	58,269	61,148

Long Term Liabilities
Long-term mortgage debt and capital lease obligations-alternative energy	124,093	94,003	22,072
Long-term mortgage debt and capital lease obligations	2,596	9,936	13,152
Deferred income - extended warranties	6,396	13,796	17,172
Deferred gain on sale and leaseback	—	3,467	4,493
Derivative financial instruments	4,055	4,032	2,308
Other	419	4,152	4,313

Total long-term liabilities	137,559	129,386	63,510

SHAREHOLDERS’ EQUITY:
Common stock	299	299	298
Paid-in capital	141,698	142,486	141,357
Retained earnings	290,984	282,332	285,629
Treasury stock	(186,407)	(186,057)	(170,693)
Accumulated other comprehensive income, net of tax	49	—	—

Total REX shareholders’ equity	246,623	239,060	256,591
Non-controlling interests	28,473	24,573	27,729

Total equity	275,096	263,633	284,320

Total liabilities and shareholders’ equity	$451,505	$451,288	$408,978

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